Exhibit 10.24	   Assignment of Overriding Royalty Interest

                   ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS
                             			KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF BRAZOS, FAYETTE,
      GONZALES AND LEE

      THAT, in and for consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JAMES D. DOBOS, II, Individually, his heirs and assigns whose address is P.O. Box 1037, Giddings, Texas 78942 (herein referred to as "Assignor") has BARGAINED, SOLD, TRANSFERRED, ASSIGNED and CONVEYED, and by these presents does BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto, LEEXUS OPERATING COMPANY, a Texas Corporation, whose present address is P.O. Box 726, Giddings, Lee County, Texas (hereinafter referred to as "Assignee"), (free and clear of all costs and expenses whatsoever of exploring, developing and operating said property, except ad valorem tax, gross production taxes, severance taxes, windfall profits tax and other taxes levied upon such overriding royalties or the production attributable thereto and except costs of treating, compressing, gathering, transporting and dehydrating such production or rendering the same merchantable) undivided overriding royalty interests in 8/8ths in all the oil, gas and other minerals that may be produced, saved and marketed under and by virtue of the oil and gas leases assigned herein, said leases and percentages of overriding royalty interests assigned herein being more fully described in Exhibit "A" attached hereto; provided, however, that if any such leases cover less than the entire mineral fee estate in and under the land which is described in such leases, the respective overriding royalty interests herein assigned and conveyed shall, as to such leases and lands, be reduced proportionately.

      IN WITNESS WHEREOF, this instrument is dated and executed on this _____ day of ______________, 2007, to be effective as of ___________________.


                                    ASSIGNOR:


__________________________________
                                    James D. Dobos, II




                                    ASSIGNEE:

                                    LEEXUS OPERATING COMPANY


                                    ____________________________________
                                    By:  Mark A. Jaehne, President


STATE OF TEXAS

COUNTY OF LEE

      BEFORE ME, the undersigned, a Notary Public in an for said County and State, on this day personally appeared MARK A. JAEHNE, Managing Partner of Leexus Oil & Gas, LLP, a Texas Limited Liability Partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

      GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE this ____ day of ____________, 2007.

                                    ___________________________________
                                    Notary Public, State of Texas
                                    Commission Expires: _________________


STATE OF TEXAS

COUNTY OF LEE

      BEFORE ME, the undersigned, a Notary Public in an for said County and State, on this day personally appeared JAMES D. DOBOS, II, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE this ____ day of ____________, 2007.

                                    ___________________________________
                                    Notary Public, State of Texas
                                    Commission Expires: _________________





Overriding Royalty Interest Assignment between Leexus Oil & Gas, LLP and James
D. Dobos, II                                                        Page # of 6

                                  EXHIBIT "A"

      Attached to and made a part of the Assignment of Overriding Royalty Interest dated ___________ ____, _____, wherein Leexus Oil & Gas, LLP is Assignor and James D. Dobos, II is Assignee, as follows:

      NAME/LEASE        OPERATOR                 API                 NET INCOME

                             BRAZOS COUNTY, TEXAS

1.    Younger Well      Leexus Oil & Gas, LLP    42-041-31008   0.02500000 ORRI

      Oil, Gas and Mineral Lease dated February 10, 2004, between Jimmie E. Younger, et ux, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 5908, Page 236, Official Records of Brazos County, Texas, covering 84.23 acres of land, more or less, J.M. Estes Survey, A-115, Brazos County, Texas.

                             FAYETTE COUNTY, TEXAS

1.    Ansell-Lehmann Well  Leexus Oil & Gas, LLP 42-149-30545   0.01000000 ORRI

      Oil, Gas and Mineral Lease dated July 18, 2000, by and between Anton B. Lehmann, Trustee, and Riverbend Group, LLC, as Lessee, as recorded in Volume 1104, Page 140, Official Records, Fayette County, Texas, covering
      92.9 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas, assigned from Meridian Key to Leexus Oil & Gas, LLP on 5/14/2003 as recorded in Volume 1216 P 64, Official Records, Fayette County, Texas.

2.    Atlanta Hatfield WellLeexus Oil & Gas, LLP 42-149-30991   0.01000000 ORRI

      Oil, Gas and Mineral Lease dated March 24, 2004, between Lawrence Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 450, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

      Oil, Gas and Mineral Lease dated March 24, 2004, between George E. Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 468, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

      Oil, Gas and Mineral Lease dated March 24, 2004, between James Milton Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 462, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

      Oil, Gas and Mineral Lease dated March 24, 2004, between Georgerine Kovar and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 456, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

      Oil, Gas and Mineral Lease dated April 25, 2005, between Will C. Moore and Leexus Oil & Gas, LLP, recorded in Volume 1313, Page 32, Official Records of Fayette County, Texas, covering 36 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

      Assignment of Oil, Gas and Mineral Leases dated November 8, 2005, between Senora Resources, Inc., and Leexus Oil & Gas, LLP, recorded in Volume 1332, Page 711, Official Records of Fayette County, Texas, covering the following leases:

      A. Paid up Oil and Gas Lease dated May 16, 2005, between Walter Luck and wife, Susan G. Luck; Milton C. Schmidt and wife Betty Schmidt; and Annette Giessner and husband Bernard G. Giessner, acting herein by through Walter Luck, their duly appointed attorney-in-fact, as Lessor; and Senora Resources, Inc., as Lessee; recorded in Volume 1313, Page 20, Official Records of Fayette County, Texas, covering
            97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

      B. Paid up Oil and Gas Lease dated May 16, 2005, between Walter Luck and wife, Susan G. Luck; Milton C. Schmidt and wife Betty Schmidt; and Annette Giessner and husband Bernard G. Giessner, acting herein by through Walter Luck, their duly appointed attorney-in-fact, as Lessor; and Senora Resources, Inc., as Lessee; recorded in Volume 1313, Page 24, Official Records of Fayette County, Texas, covering
            97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

      c. Paid Up Oil and Gas Lease dated May 9, 2005, between Richard C. Cernosek, Trustee, as Lessor; and Senora Resources, Inc. as Lessee; recorded in Volume 1313, Page 28, Official Records of Fayette County, Texas, covering 97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

3.    Dernehl Well         Leexus Oil & Gas, LLP 42-149-32517   0.02500000 ORRI

      Oil, Gas and Mineral Lease dated October 20, 2004, by and between Wilbert
      O. Dernehl, Jr., et al, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 1297, Page 1, Official Records, Fayette County, Texas, covering 124.383 acres, more or less, N.C. Taylor Survey, A-306 and the Elias Gilpin Survey, A-196, Fayette County, Texas.

4.    Elo #3 Well          Leexus Oil & Gas, LLP 42-149-32004   0.01000000 ORRI

      Assignment of Oil, Gas and Mineral Leases from Orbis Energy to Leexus Oil & Gas, LLP, dated June 11, 2003, as recorded in Volume 1223, Page 845, Official Records, Fayette County, Texas, as corrected on December 29, 2003 and recorded in Volume 1248, Page 148, Official Records, Fayette County, Texas, covering the following leases:

      18.34 acres, being part of the John Shaw League, A-92, Fayette County, Texas, described in an Oil and Gas Lease from Leona Marburger to Arrow Exploration Company recorded in Volume 1003, Page 883, Official Records of Fayette County, Texas.

      11.41 acres, more or less, being part of the John Shaw League, A-82, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated April 12, 2000, from Leona Marburger to Orbis Energy, LLC, recorded in Volume 1096, Page 87, Deed Records of Fayette County, Texas.

      5.00 acres, more or less, being part of the John Shaw League, A-92, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated February 9, 2000, from Leona Marburger to Orbis Energy LLC as recorded in Volume 1089, Page 43, Deed Records of Fayette County, Texas.

      8.20 acres, more or less, being part of the John Shaw League, A-92, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated February 23, 2000, from Florida Chapel Cemetery Association to Orbis Energy, LLC recorded in Volume 1090, Page 819, Deed Records of Fayette County, Texas.

5.    Petrich-Lorenz Well  Leexus Oil & Gas, LLP 42-149-33153   0.01423370 ORRI

      Oil, Gas and Mineral Lease effective February 17, 2005, between Glen G. Petrich Estate, Brice Wagner Executor, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 546, Official Records of Fayette County, Texas, covering 18.217 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

      Oil, Gas and Mineral Lease effective December 8, 2004, between Ewald Lorenz and wife, Lucille Pietsch Lorenz, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 552, Official Records of Fayette County, Texas, covering 17.111 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

      Oil, Gas and Mineral Lease effective October 20, 2004, between Wilbert O. Dernehl, Jr. and Bonnie Jane Dernehl Orsak and husband, Daniel Orsak, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1297, Page 1, Official Records of Fayette County, Texas, covering 124.383 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

6.    Petrich A Unit No. 2 Leexus Oil & Gas, LLP 42-149-32371   0.01423370 ORRI

      Oil, Gas and Mineral Lease effective February 17, 2005, between Glen G. Petrich Estate, Brice Wagner Executor, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 546, Official Records of Fayette County, Texas, covering 18.217 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

      Oil, Gas and Mineral Lease effective December 8, 2004, between Ewald Lorenz and wife, Lucille Pietsch Lorenz, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 552, Official Records of Fayette County, Texas, covering 17.111 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

      Oil, Gas and Mineral Lease effective October 20, 2004, between Wilbert O. Dernehl, Jr. and Bonnie Jane Dernehl Orsak and husband, Daniel Orsak, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1297, Page 1, Official Records of Fayette County, Texas, covering 124.383 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

7.    Victor Elias Well    Leexus Oil & Gas, LLP 42-149-30676   0.02500000 ORRI

      Oil, Gas and Mineral Lease from James Elias, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated July 21, 2004, recorded in Volume 1276, Page 184, Official Records of Fayette County, Texas, covering 356.55 acres of land, more or less, out of the Wm. Barton League, A-11, Fayette County, Texas.

                            GONZALES COUNTY, TEXAS

1.    Alford Well          Leexus Oil & Gas, LLP 42-177-30584   0.02000000 ORRI

      Oil, Gas and Mineral Lease dated March 1, 2003, by and between James P. Alford, et ux, Lessors, and Leexus Oil & Gas, LLP, Lessee, recorded in Volume 883, Page 614, Official Records, Gonzales County, Texas, covering
      97.228 acres, more or less, Prosper Hope Survey, A-252, Gonzales County, Texas.

                               LEE COUNTY, TEXAS

1.    Herklotz Well        Leexus Oil & Gas, LLP 42-287-32526   0.02000000 ORRI

      Oil, Gas and Mineral Lease dated May 1, 2004, between Lane Herklotz, et al., as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Vol. 953, P 51, Real Property Records, Lee County, Texas, covering 382.00 acres, more or less, Samuel McDaid Survey, A-210, Lee County, Texas.

      Oil, Gas and Mineral Lease dated April 1, 2004, between Roy E. Kruemcke, Jr., et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 392, Real Property Records, Lee County, Texas, covering 160.00 acres of land, more or less, William Newford Survey, A-249, Lee County, Texas.


      Oil, Gas and Mineral Lease dated April 1, 2004, between William Bertner Schnapp, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 382, Real Property Records, Lee County, Texas, covering
      160.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

      Oil, Gas and Mineral Lease dated April 1, 2004, between Ben H. Schnapp, III, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 387, Real Property Records, Lee County, Texas, covering
      160.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

      Additional Herklotz Acreage

      Oil, Gas and Mineral Lease dated December 24, 2004, between Lane Herklotz, et al., as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 955, Page 1093, Real Property Records, Lee County, Texas, covering an undivided one-half interest 124.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

2.    Lonie Mae Well       Leexus Oil & Gas, LLP 42-287-30754   0.02000000 ORRI

      Oil, Gas and Mineral Lease dated October 1, 2004, from C.V. Sheffield, III, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 93, Page 972, Real Property Records, Lee County, Texas.

      Oil, Gas and Mineral Lease by and between Diana Hirsch Kenney, a married woman dealing in her sole and separate property, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 067 of the Real Property Records of Lee County, Texas.

      Oil, Gas and Mineral Lease by and between Lance E. Hirsch, a single man, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 064of the Real Property Records of Lee County, Texas.

      Oil, Gas and Mineral Lease by and between Mitchell Ray Hirsch, a married man dealing in his sole and separate property, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, Page 066 of the Real Property Records of Lee County, Texas.

      Oil, Gas and Mineral Lease by and between Michael Dean Hirsch, a married man, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 065 of the Real Property Records of Lee County, Texas

      Assignment of Oil, Gas and Mineral Leases from Anadarko E & P Company, LP, Assignor, to Leexus Oil & Gas, LLP, Assignee, dated December 28, 2004, as recorded as Document No. 2005-00976, Real Property Records, Lee County, Texas.

3.    Mary Zona Well       Leexus Oil & Gas, LLP 42-287-30690   0.01250000 ORRI

      Oil, Gas and Mineral Lease by and between Mary Evelyn Freeman, et al, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated April 12, 2005, as recorded in Volume 965, Page 387, Real Property Records, Lee County, Texas.

      Oil, Gas and Mineral Lease by and between James Keng, et ux, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated May 26, 2005, as recorded in Volume 965, Page 393, Real Property Records, Lee County, Texas.

4.    Noack-Menzel Well    Leexus Oil & Gas, LLP 42-287-30847   0.01250000 ORRI

      Oil, Gas and Mineral Lease by and between Edna S. Noack, a widow, as Lessor, and Leexus Oil & Gas, LLP, Lessee, dated May 13, 2005, as recorded in Volume 969, Page 214, Real Property Records, Lee County, Texas.



Overriding Royalty Interest Assignment between Leexus Oil & Gas, LLP and James
D. Dobos, II                                                        Page # of 6